Exhibit 99.1

Kiwa Bio-Tech Signed Strategic Partnership Agreement with

the Institute of Agricultural Resources and Regional Planning, the Chinese
Academy of Agricultural Sciences (IARRP; CAAS) and the Institute of Agricultural
Economics and Development (IAED; CAAS)

CLAREMONT, Calif., Nov 10, 2015 (Globenewswire) -- Kiwa Bio-Tech Products Group Corporation (OTCBB: KWBT) reported today that it has signed an agreement with the Institute of Agricultural Resources and Regional Planning, the Chinese Academy of Agricultural Sciences (IARRP; CAAS) and the Institute of Agricultural Economics and Development, Chinese Academy of Agricultural Sciences (IAED; CAAS) on Nov 5, 2015. This agreement represents a major milestone for the partners to build an Internet-based, safe agricultural produce international cooperation platform. The platform will help the Company to further develop the National Standards for not only bio-tech products, but also safe agricultural produce; a safe system for agriculture industry chain in China.

Jimmy Zhou, CEO of Kiwa stated, "We are very excited by the opportunities of adding Institute of Agricultural Resources and Regional Planning, Chinese Academy of Agricultural Sciences (IARRP; CAAS) and Institute of Agricultural Economics and Development (IAED; CAAS) as our strategic partners. Both institutes are among the leading institutions for Chinese agricultural development, as well as research into new technologies impacting Chinese agriculture. The new team will help plan as a whole and implement top-vision planning for marketing Kiwa’s current bio-fertilizer products, along with the construction of a so-called-green-agriculture safe food platform in China. Our goal is to build market trust in our Kiwa brand, gradually entering China’s trillion dollar “green” agricultural produce market.”

Prof. Yong Chang Wu, from IARRP, CAAS, is also one of the candidates for Kiwa’s new Director. Prof. Wu serves the Chinese Academy of Agricultural Sciences Division of the spatial planning of agricultural innovation team as a chief scientist, researcher and doctoral tutor. He is a Professional Committee member of China’s farming systems research association; Deputy Director of the management and utilization of agricultural research laboratory resources division in Chinese Academy of Agricultural Resources; and Deputy Secretary General of China Society for Sustainable Development SARD. The main research fields of SARD are food security, farming systems and other expert systems design and development. Professor Wu has hosted and co-sponsored more than 17 national events in research in related fields, possesses 3 provincial and ministerial awards; published in the journal Crop Sinica, Chinese Rice, Chinese population; authored and co-authored 30 or more resources and environment journals and conference proceedings, and 7 monographs. Prof. Wu’s unique expertise in the field of Agriculture Spatial Planning brings significant knowledge and experience to the Board in the making of critical operational decisions.

Prof. Wu, Chief Scientist, asserted: “The Institute of Agricultural Resources and Regional Planning (IARRP; CAAS) has participated to create more than 200 National Eco-Agriculture demonstration parks in China. I hope to promote Kiwa’s bio-fertilizers to increase the output of green agricultural produce from the parks to the whole market.”

About Institute of Agricultural Resources and Regional Planning, Chinese Academy of Agricultural Sciences (IARRP; CAAS)

CAAS is a national, integrative agricultural scientific research organization with responsibility for carrying out both basic and applied research, as well as research into new technologies impacting agriculture. CAAS is dedicated to overcoming a broad range of challenges impacting agricultural development and support of the local rural economy. Importantly, CAAS promotes sustainable agriculture within and outside China, extending its reach through technology exchange and cooperative research agreements with agricultural research institutions/universities domestically and internationally and global non-governmental organizations.

About Institute of Agricultural Economics and Development (IAED; CAAS)

The Institute of Agricultural Economics and Development (IAED) of Chinese Academy of Agricultural Sciences (CAAS) was established in 1958.

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IAED is the earliest non-profit national research institute specialized in agricultural economics and policy research in China. The main tasks of IAED are to develop research based policy recommendations for central and local governments and provide consultative service for agricultural enterprises. The Institute studies the issues concerning agriculture and rural economy development strategy, agrotechnical economics, distribution of agricultural products and international trade, rural energy resources and environmental economics, food safety policy, rural poverty, policies of agricultural science and extension of agricultural techniques, agricultural modernization, regional development, and development strategy of agricultural enterprise and so on. IAED also provides training for senior experts on agricultural economics, organizes domestic and international cooperation and exchange, and publishes two national journals, Issues in Agricultural Economics and Journal of Agro-technical Economics. IAED is a house for a national agricultural research information center with two academic associations, Chinese Association of Agricultural Economics and Chinese Association of Agro-Technical Economics.

The IAED strives for innovations in agricultural public policy theory and methodologies of agricultural and resource economics. The Institute emphasizes the collection and analysis of primary data, conducts researches on the frontier of international agricultural economics fields, takes a demand driven approach, and builds a platform to promote the construction of a well-off rural society. The goal of IAED is to become a national innovation center, an international cooperation-center of agricultural economics and policy as well as an internationally-known non-profit research institution in agricultural economics and policy.

About Kiwa Bio-Tech Products Group Corporation

We develop, manufacture, distribute and market innovative, cost-effective and eco-friendly bio-technological products for agriculture. Our main product groups are bio-fertilizer, biologically enhanced livestock feed. Our products are designed to enhance the quality of human life by increasing the value, quality and productivity of crops and decreasing the negative environmental impact of chemicals and other wastes. Our businesses include bio-fertilizer and bio-enhanced feed.

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Kiwa’s new strategy is to implement top-vision planning for marketing Kiwa’s current bio-fertilizer products, along with the construction of a “green agriculture” safe food platform in China. Our goal is to build market trust in our Kiwa brand, gradually entering China’s trillion dollar “green” agricultural produce market.

For more information on Kiwa and its products, please refer to the website at www.kiwabiotech.com or the Company filings with the United States Security and Exchange Commission, available for free at www.sec.gov This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described by the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

CONTACT:	Kiwa Bio-Tech Products Group Corporation
Yvonne Wang
(626) 715-5855
yvonne@kiwabiotech.com

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